                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contact:

Media                                             Investors
Stacie Leone                                      Susan Hickey
Media Metrix, Inc.                                Media Metrix, Inc.
212-515-8736                                      212-515-8738
sleone@mmxi.com                                   shickey@mmxi.com

Diane Schreiber                                   Jody Burfening
Jupiter Communications                            Lippert/Heilshorn & Associates
415-503-6121                                      212-838-3777
dianes@jup.com                                    jody@lhai.com



          MEDIA METRIX AND JUPITER COMMUNICATIONS WILL MERGE TO CREATE
                 GLOBAL LEADER IN INTERNET INFORMATION SERVICES

 Merger Combines the Leader in Internet Measurement and the Worldwide Authority
                              on Internet Commerce

      Unmatched Global Resources Will Deliver Insight into Future Markets,
           Untapped Regions, New Technologies and Emerging Industries

         New York, NY June 27, 2000 - Media Metrix, Inc. (NASDAQ: MMXI) and Jupiter Communications, Inc. (NASDAQ: JPTR) today announced a merger to create the global leader in Internet Information Services at the center of the digital economy.

         The merged company, which will be called Jupiter Media Metrix and have a combined market value in excess of $1 billion, will deliver innovative and comprehensive Internet measurement, analysis, events and advice to provide businesses with unmatched global resources for understanding and profiting from the Internet. Jupiter Media Metrix' common vision, unique intellectual resources, proven research methodologies and experienced management team will enable the new company to rapidly launch new business initiatives to meet client and industry needs worldwide.

                                    - more -

         "The combination of Jupiter and Media Metrix brings together world-class, innovative and market-leading products, services, research methodologies and, most importantly, people," said Tod Johnson, chairman and chief executive of Media Metrix. "Both organizations have been leaders and innovators in the digital economy, providing vital information to support clients' business decisions. Together, we create the definitive source for Internet measurement and analysis as well as the ultimate platform for long-term growth. The new company will accelerate the development of products and services, efficiently reach new customers and markets, and rapidly extend its leadership position worldwide - providing increased value for clients, employees and shareholders."

         "We're thrilled to be joining forces with Media Metrix," said Gene DeRose, chairman and chief executive officer of Jupiter Communications. "We are creating a company like no other -- the first to combine under one roof vital, proprietary data with the kind of intellectual capital it takes to create the widest range of products. Jupiter's authoritative market analysts and renowned industry events and Media Metrix' industry leading Internet and Digital Media measurement services have really set the standard in their respective businesses. We look forward to leveraging the unmatched assets of the combined company to redefine the landscape of Internet research."

The combined company will leverage its global leadership positions, including:

- A diversified client base of more than 1,700 clients worldwide, which includes leading advertising agencies, media companies, e-commerce marketers, advertisers, technology companies, financial institutions and consulting firms

- A comprehensive suite of products and services based on Internet Measurement, Analysis, Events and Advice

- Patented, advanced methodologies and technologies, supporting innovative research and product development

- Worldwide operations in Australia, Brazil, Canada, Denmark, France, Germany, Japan, Sweden and the United Kingdom

-        More than 730 employees around the world

                                    - more -

         The management team for Jupiter Media Metrix will consist of key executives from both Media Metrix and Jupiter. Tod Johnson, chairman and chief executive officer of Media Metrix, will become chairman and chief executive officer of the new company. Gene DeRose, chairman and chief executive officer of Jupiter, will become president and vice chairman of Jupiter Media Metrix. Mary Ann Packo, president and chief operating officer of Media Metrix, and Kurt Abrahamson, president and chief operating officer of Jupiter, will become co-chief operating officers of Jupiter Media Metrix, and will continue as presidents of their respective business units. Tom Lynch, chief financial officer of Media Metrix, will become the new company's chief financial officer, while Jean Robinson, Jupiter's chief financial officer, will become executive vice president, business development.

         Under the terms of the merger agreement approved by both Jupiter and Media Metrix boards of directors, Jupiter shareholders will receive .946 shares of Media Metrix for each share of Jupiter they own. The merger will be accounted for as a purchase transaction and will be tax-free to both companies' shareholders. The transaction is expected to be accretive upon closing on a cash EPS basis.

         The transaction is subject to customary closing conditions, regulatory approval and the approval of Jupiter and Media Metrix shareholders, and is expected to close within three months. The stock will trade under the symbol MMXI on the NASDAQ National Market System.

         Media Metrix was advised by Thomas Weisel Partners on the transaction; Jupiter was advised by Morgan Stanley Dean Witter.

ABOUT MEDIA METRIX

         Media Metrix, Inc., with over 800 clients, is the leader and pioneer in Internet and Digital Media measurement and the industry's source for the most comprehensive, reliable, and timely audience ratings, e-commerce, advertising and technology measurement services. Media Metrix' AdRelevance division, through its superior ad tracking technology, provides clients the most comprehensive data on where, when, how and how much Web marketers and their competition are advertising online.

                                    - more -

         Media Metrix has worldwide majority-owned operations through partnerships with media and market research leaders around the world. Media Metrix' European affiliate, known as MMXI Europe, operates in France, Germany, Sweden and the United Kingdom. Media Metrix also operates in Australia, Canada, Japan, Latin America and the United States. The Company provides advertising agencies, media companies, e-commerce marketers, financial services and technology companies with the most comprehensive coverage of all digital media (including more than 21,000 Web sites and online properties). Media Metrix utilizes its patented, superior operating-system metering methodology to track Internet and Digital Media audience usage behavior in real-time - click-by-click, page-by-page, minute-by-minute. Media Metrix has a sample of more than 100,000 people under measurement worldwide, yielding monthly, weekly, and daily data collection and reporting. Please visit us at www.mediametrix.com for more information.

ABOUT JUPITER

Jupiter Communications, Inc. (Nasdaq: JPTR) is a leading provider of research on Internet commerce. Jupiter's research, which is solely focused on the Internet economy, provides clients with comprehensive views of industry trends, forecasts, and best practices. The company's research services are provided primarily through its continuous subscription services. Jupiter also produces a wide range of conferences that offer senior executives the opportunity to hear firsthand the insights of its analysts and the leading decision-makers in the Internet and technology industries. Jupiter Communications is based in New York City, with operations in London, San Francisco, Stockholm, Sydney and Tokyo. For more information on Jupiter Communications visit http://www.jup.com.

NOTE TO EDITORS: TODAY AT 11:00 A.M ET MEDIA METRIX AND JUPITER COMMUNICATIONS WILL HOST A PRESS CALL TO DISCUSS THIS MERGER AND TO ANSWER QUESTIONS FROM THE NEWS MEDIA. TODAY'S CALL IN NUMBER IS 800-810-0924. INTERNATIONAL CALLERS MAY JOIN BY CALLING 1-913-981-4900.

         Cautionary Note Regarding Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995: Information in this release that involves each of Jupiter's, Media Metrix's and, assuming the merger is completed, the combined company's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. These statements include statements about Jupiter's, Media Metrix's and the combined company's strategies in the marketplace, their market positions and their relationships with customers. All forward-looking statements included in this release are based upon information available to Jupiter and Media Metrix as of the date of the release, and neither Jupiter, Media Metrix nor the combined company assumes any obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from each company's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the completion of the merger, and if completed, the successful integration of the two companies. The risks associated with Jupiter's business that may affect its operating results are discussed in Jupiter's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission ("SEC") on March 30, 2000 and Jupiter's quarterly reports on Form 10-Q filed with the SEC. The risks associated with Media Metrix's business that may affect its operating results are discussed in Media Metrix's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC on March 28, 2000 and Media Metrix's quarterly reports on Form 10-Q filed with the SEC. You are encouraged to read this information carefully.

         Additional Information and Where to Find It: It is expected that Media Metrix will file a Registration Statement on SEC Form S-4 and Jupiter will file a proxy statement with the SEC in connection with the merger, and that Jupiter and Media Metrix will mail a Joint Proxy Statement/Prospectus to stockholders of Jupiter and Media Metrix containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Jupiter, Media Metrix, the merger, the persons soliciting proxies relating to the merger, their interests in the merger, and related matters. Investors and security holders will be able to obtain free copies of these documents, once available, as well as each company's other SEC filings, through the website maintained by the SEC at http://www.sec.gov. Free copies of the Joint Proxy Statement/Prospectus, once available, and Jupiter's other SEC filings may be obtained from Jupiter by directing a request through the Investors Relations portion of Jupiter's website at http://www.jupiter.com or by mail to Jupiter Communications, Inc., 627 Broadway, 2nd Flr. New York, NY 10012,
Attention: Investor Relations, Telephone: (212) 780-6060. Free copies of the Joint Proxy Statement/Prospectus, once available, and Media Metrix's other SEC filings may be obtained from Media Metrix by directing a request through the Investors Relations portion of Media Metrix's website at http://www.mediametrix.com or by mail to Media Metrix, Inc., 250 Park Avenue South, 7th Flr. New York, NY 10003, Attention: Investor Relations, Telephone:
(212) 515-8700.

         In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, Jupiter and Media Metrix file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Jupiter or Media Metrix at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Jupiter's and Media Metrix's filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

         Participants in Solicitation: Jupiter, its directors, executive officers and certain other members of management and employees may be soliciting proxies from Jupiter stockholders in favor of the merger. Information concerning the participants in the solicitation is set forth in a Current Report on Form 8-K filed by Jupiter on June 27, 2000. Media Metrix, its directors, executive officers and certain other members of management and employees may be soliciting proxies from Media Metrix stockholders in favor of the amendment to Media Metrix's charter to increase the number of authorized shares of Media Metrix common stock and in favor of the issuance of Media Metrix common stock in the merger. Information concerning the participants in the solicitation is set forth in a Current Report on Form 8-K filed by Media Metrix on June 27, 2000.

Copyright 2000 Jupiter Communications, Inc. and Media Metrix, Inc. All rights reserved. Jupiter and the Jupiter logo are registered trademarks of Jupiter Communications, Inc, and Media Metrix and the Media Metrix logo are registered trademarks of Media Metrix, Inc. All other trademarks are the property of their respective owners.

                                       ###